Exhibit 10.54

SHARE EXCHANGE AND SWAP AGREEMENT

by and between

T3 DEFENSE INC.

(Nasdaq: DFNS)

and

VISIONWAVE HOLDINGS INC.

(Nasdaq: VWAV)

Dated as of May 17, 2026

THIS SHARE EXCHANGE AND SWAP AGREEMENT (this “Agreement”), dated as of May 17, 2026 (the “Effective Date”), is entered into by and between:

T3 Defense Inc., a Delaware corporation, with its principal executive offices located at 575 Fifth Ave, 14th Floor, New York, New York 10017, whose common stock is listed on the Nasdaq Capital Market under the ticker symbol “DFNS” (“DFNS” or “T3 Defense”); and

VisionWave Holdings, Inc., a Delaware corporation, whose common stock is listed on the Nasdaq Global Market under the ticker symbol “VWAV” (“VWAV” or “VisionWave”).

DFNS and VWAV are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, as of the Effective Date, DFNS has approximately 54,270,525 shares of common stock issued and outstanding (the “DFNS Outstanding Shares”), as confirmed by DFNS’s transfer agent;

WHEREAS, the closing price of DFNS common stock on the Nasdaq Capital Market on May 15, 2026 (the most recent full trading day prior to the Effective Date) was $0.443 per share (the “DFNS Reference Price”), and the closing price of VWAV common stock on the Nasdaq Capital Market on May 15, 2026 was $5.590 per share (the “VWAV Reference Price”), in each case as reported by the Nasdaq Capital Market;

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WHEREAS, DFNS desires to issue to VWAV, and VWAV desires to receive from DFNS, 6,000,000 newly issued, restricted shares of DFNS common stock, par value $0.0001 per share (the “DFNS Exchange Shares”), which represent 9.96% of the DFNS Outstanding Shares as of the Effective Date, at the DFNS Reference Price, for an aggregate Exchange Value (as defined herein) equal to $2,658,000;

WHEREAS, in exchange for the DFNS Exchange Shares, VWAV desires to issue to DFNS, and DFNS desires to receive from VWAV, 475,492 newly issued, restricted shares of VWAV common stock (the “VWAV Exchange Shares”), representing equivalent dollar value at the VWAV Reference Price;

WHEREAS, the DFNS Exchange Shares and the VWAV Exchange Shares (together, the “Exchange Shares”) shall each be issued as “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable holding period and resale restrictions, and neither Party shall be entitled to registration rights with respect to the Exchange Shares received by it; and

WHEREAS, each Party has determined that the Share Exchange is in the best interests of its respective stockholders and its business, and has duly authorized, approved, and directed its officers to execute this Agreement and consummate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Board” means the board of directors of the applicable Party.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by applicable law to be closed.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“DFNS Exchange Shares” has the meaning set forth in the Recitals, being 6,000,000 newly issued, restricted shares of DFNS common stock.

“DFNS Outstanding Shares” has the meaning set forth in the Recitals, being approximately 54,270,525 shares of DFNS common stock issued and outstanding as of the Effective Date.

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“DFNS Reference Price” means $0.443 per share, being the Nasdaq closing price of DFNS common stock on May 15, 2026.

“Exchange Value” means $2,658,000, being the aggregate dollar value of the DFNS Exchange Shares, calculated as the product of 6,000,000 DFNS Exchange Shares multiplied by the DFNS Reference Price.

“Exchange Shares” means collectively and/or respectively, the DFNS Exchange Shares and/or the VWAV Exchange Shares.

“Governmental Authority” means any federal, state, local, or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, court, tribunal, or arbitral body, or any self-regulatory organization.

“Lien” means any mortgage, pledge, security interest, lien, charge, claim, option, right of first refusal, encumbrance, or restriction of any kind, other than pursuant to applicable securities rules and regulations.

“Material Adverse Effect” means with respect to a Party, any event, change, occurrence, circumstance, or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of such Party and its subsidiaries taken as a whole, or (b) such Party’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that no event, change, or effect resulting from (i) general economic, financial market, business, or geopolitical conditions, (ii) changes in applicable laws or accounting standards, (iii) conditions generally affecting the defense technology industry, or (iv) the announcement of this Agreement shall be deemed to constitute, or shall be taken into account in determining the occurrence of, a Material Adverse Effect, except in each case to the extent that such Party is disproportionately affected thereby relative to other participants in the same industry.

“Nasdaq” means the Nasdaq Global or Capital Market or any successor thereof.

“Person” means any individual, corporation, partnership, limited liability company, trust, association, joint venture, Governmental Authority, or other entity.

“Registration Rights” means any contractual or other right to require registration of securities under the Securities Act, including any demand registration rights, piggyback registration rights, or shelf registration rights.

“Restricted Shares” means shares of capital stock constituting “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act, subject to applicable holding period and volume, manner-of-sale, and current public information requirements prior to public resale.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Transfer Agent” means with respect to each Party, its duly appointed transfer agent and registrar.

“VWAV Exchange Shares” means has the meaning set forth in the Recitals, being 475,492 newly issued, restricted shares of VWAV common stock.

“VWAV Reference Price” means $5.590 per share, being the Nasdaq closing price of VWAV common stock on May 15, 2026.

Section 1.2. Interpretation. In this Agreement: (a) references to an Article, Section, or Schedule mean an Article, Section, or Schedule of this Agreement unless otherwise specified; (b) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation”; (c) words in the singular shall include the plural, and vice versa; (d) references to any agreement, instrument, or document include all amendments, supplements, restatements, and other modifications thereto; and (e) headings are for convenience only and shall not affect the interpretation of this Agreement.

ARTICLE II

THE SHARE EXCHANGE

Section 2.1. DFNS Exchange Shares. Subject to the terms and conditions of this Agreement, DFNS hereby agrees to issue and deliver to VWAV at the Closing, and VWAV hereby agrees to accept from DFNS, 6,000,000 newly issued shares of DFNS common stock, par value $0.0001 per share (the “DFNS Exchange Shares”), representing 9.96% of the DFNS Outstanding Shares as of the Closing Date. The aggregate Exchange Value of the DFNS Exchange Shares, calculated at the DFNS Reference Price of $0.443 per share, is $2,658,000.

Section 2.2. VWAV Exchange Shares. Subject to the terms and conditions of this Agreement, VWAV hereby agrees to issue and deliver to DFNS at the Closing, and DFNS hereby agrees to accept from VWAV, 475,492 newly issued shares of VWAV common stock (the “VWAV Exchange Shares”). The number of VWAV Exchange Shares has been calculated by dividing the Exchange Value of $2,658,000 by the VWAV Reference Price of $5.590 per share, which equals 475,492 shares (rounded to the nearest whole share, with no fractional shares to be issued).

Section 2.3. Restricted Shares; No Registration Rights. (a) Each of the DFNS Exchange Shares and the VWAV Exchange Shares shall be issued as Restricted Shares, in each case bearing a customary restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE ISSUER. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS ON TRANSFER AND LEGEND REMOVAL SET FORTH IN A SHARE EXCHANGE AND SWAP AGREEMENT, AND NO RESTRICTIVE LEGEND MAY BE REMOVED EXCEPT IN ACCORDANCE THEREWITH.”

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(b) Neither Party shall be granted, and neither Party shall have, any Registration Rights with respect to the Exchange Shares it receives pursuant to this Agreement. Each Party hereby expressly waives and disclaims any Registration Rights, whether arising under any agreement, by operation of law, or otherwise, with respect to the Exchange Shares. The Exchange Shares shall be subject in all respects to the restrictions on transfer applicable to Restricted Shares under the Securities Act, including the volume limitations and other conditions set forth in Rule 144.

(c) Each Party, as a recipient of the other Party’s Exchange Shares, acknowledges and agrees that it is acquiring such shares for investment purposes only, and not with a view toward, or for resale in connection with, any distribution thereof in violation of applicable securities laws.

(d) Notwithstanding anything to the contrary contained herein, no restrictive legend borne by any of the Exchange Shares may be removed, and no instruction to remove such legend shall be delivered to any Transfer Agent, unless and until: (i) the applicable requirements of the Securities Act and all applicable state securities laws permitting such removal have been satisfied; and (ii) both DFNS and VWAV shall have provided their prior written consent to such legend removal.

Each Party agrees that its Transfer Agent shall be instructed not to remove any restrictive legend from the Exchange Shares absent joint written instructions executed by authorized representatives of both Parties. The Parties acknowledge and agree that the restrictions set forth in this Section are contractual restrictions in addition to any restrictions imposed under applicable securities laws.

Section 2.4. Fractional Shares. Neither Party shall be required to issue fractional shares pursuant to this Agreement. In the event that the calculation of any Exchange Shares results in a fraction, such fraction shall be rounded to the nearest whole share, with 0.5 rounded up to the next whole share.

Section 2.5. Reference Price Confirmation. The Parties acknowledge and agree that: (a) the DFNS Reference Price of $0.4430 represents the official Nasdaq closing price of DFNS common stock on May 15, 2026, as reported by the Nasdaq Capital Market; (b) the VWAV Reference Price of $5.590 represents the official Nasdaq closing price of VWAV common stock on May 15, 2026, as reported by the Nasdaq Global Market; and (c) the Parties have mutually agreed to use such closing prices as the most recently available confirmed market prices as of the date of this Agreement.

ARTICLE III

CLOSING

Section 3.1. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously as soon as practicable, and in any event no later than five (5) Business Days following the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VI, at such place (which may be by electronic exchange of executed documents and/or book-entry issuances) and time as the Parties shall mutually agree in writing (the date upon which the Closing actually occurs, the “Closing Date”).

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Section 3.2. DFNS Closing Deliverables. At the Closing, DFNS shall deliver or cause to be delivered to VWAV: (a) book-entry credit of the DFNS Exchange Shares to an account designated in writing by VWAV, registered in the name of VWAV (or its designated custodian), bearing the applicable restrictive legend set forth in Section 2.3; (b) a certificate of an authorized officer of DFNS, dated as of the Closing Date, certifying that the representations and warranties of DFNS set forth in Article IV are true and correct in all material respects as of the Closing Date; (c) evidence satisfactory to VWAV of all requisite corporate authorizations of DFNS, including resolutions of the Board authorizing the execution, delivery, and performance of this Agreement and the issuance of the DFNS Exchange Shares; and (d) any other documents or instruments reasonably requested by VWAV.

Section 3.3. VWAV Closing Deliverables. At the Closing, VWAV shall deliver or cause to be delivered to DFNS: (a) book-entry credit of the VWAV Exchange Shares to an account designated in writing by DFNS, registered in the name of DFNS (or its designated custodian), bearing the applicable restrictive legend set forth in Section 2.3; (b) a certificate of an authorized officer of VWAV, dated as of the Closing Date, certifying that the representations and warranties of VWAV set forth in Article V are true and correct in all material respects as of the Closing Date; (c) evidence satisfactory to DFNS of all requisite corporate authorizations of VWAV, including resolutions of the Board authorizing the execution, delivery, and performance of this Agreement and the issuance of the VWAV Exchange Shares; and (d) any other documents or instruments reasonably requested by DFNS.

Section 3.4. Simultaneous Exchange. All transactions at the Closing shall be deemed to occur simultaneously, and no transaction shall be deemed to have been consummated until all transactions at the Closing have been consummated. Neither Party shall be obligated to deliver its Exchange Shares unless the other Party delivers its Exchange Shares substantially simultaneously.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DFNS

DFNS hereby represents and warrants to VWAV, as of the Effective Date and as of the Closing Date, as follows:

Section 4.1. Organization. DFNS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted.

Section 4.2. Authorization. DFNS has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by DFNS and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of DFNS. This Agreement constitutes the legal, valid, and binding obligation of DFNS, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity (the “Enforceability Exceptions”).

Section 4.3. Capitalization; Outstanding Shares. As of the Effective Date, the total number of shares of DFNS common stock issued and outstanding is approximately 54,270,525, as confirmed by DFNS’s Transfer Agent. The DFNS Exchange Shares, when issued and delivered in accordance with this Agreement, will be (a) duly authorized, validly issued, fully paid, and non-assessable, (b) free and clear of all Liens, except for restrictions on transfer arising under applicable securities laws and the terms of this Agreement, and (c) not subject to any preemptive rights or rights of first refusal.

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Section 4.4. No Conflicts. The execution, delivery, and performance of this Agreement by DFNS, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or violate any provision of DFNS’s certificate of incorporation or bylaws; (b) conflict with, violate, or result in any breach or default under any material agreement to which DFNS is a party or by which DFNS or its assets are bound; (c) violate any applicable law, rule, regulation, order, judgment, or decree of any Governmental Authority applicable to DFNS; or (d) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except as required under applicable federal or state securities laws (including any required Nasdaq filings or notifications) and (ii) for such consents which have been obtained prior to the Effective Date.

Section 4.5. SEC Filings; No Material Non-Public Information. DFNS has timely filed (or furnished) all required reports, schedules, forms, proxy statements, and other documents with the U.S. Securities and Exchange Commission (the “SEC”) required to be filed or furnished (the “DFNS SEC Documents”), and all such DFNS SEC Documents, at the time of their filing (or, if amended, at the time of such amendment), complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act, and the rules and regulations of the SEC thereunder. DFNS does not possess any material non-public information relating to DFNS that has not been disclosed to VWAV prior to the execution of this Agreement that would reasonably be expected to affect VWAV’s decision to enter into this Agreement.

Section 4.6. Nasdaq Listing; Compliance. DFNS common stock is listed on Nasdaq and DFNS is in compliance in all material respects with Nasdaq’s continued listing standards and the applicable Nasdaq Marketplace Rules. DFNS shall promptly prepare and submit to Nasdaq any required notifications or filings in connection with the issuance of the DFNS Exchange Shares.

Section 4.7. No Brokers. DFNS has not engaged any investment banker, broker, finder, or financial advisor in connection with the transactions contemplated by this Agreement, and DFNS shall be solely responsible for any fees, commissions, or compensation owed to any such Person engaged by DFNS.

Section 4.8. Investment Representation. DFNS is acquiring the VWAV Exchange Shares for its own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof in violation of any applicable securities laws. DFNS is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. DFNS acknowledges that the VWAV Exchange Shares are Restricted Shares and may not be resold or transferred absent an effective registration statement or an exemption from registration under the Securities Act.

Section 4.9. No Material Adverse Effect. Since the date of the most recent audited financial statements included in the DFNS SEC Documents, there has been no event, occurrence, or development that has had, or would reasonably be expected to have, a Material Adverse Effect on DFNS.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF VWAV

VWAV hereby represents and warrants to DFNS, as of the Effective Date and as of the Closing Date, as follows:

Section 5.1. Organization. VWAV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted.

Section 5.2. Authorization. VWAV has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by VWAV and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of VWAV. This Agreement constitutes the legal, valid, and binding obligation of VWAV, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.3. Capitalization; Valid Issuance. The VWAV Exchange Shares, when issued and delivered in accordance with this Agreement, will be (a) duly authorized, validly issued, fully paid, and non-assessable, (b) free and clear of all Liens, except for restrictions on transfer arising under applicable securities laws and the terms of this Agreement, and (c) not subject to any preemptive rights or rights of first refusal.

Section 5.4. No Conflicts. The execution, delivery, and performance of this Agreement by VWAV, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or violate any provision of VWAV’s certificate of incorporation or bylaws; (b) conflict with, violate, or result in any breach or default under any material agreement to which VWAV is a party or by which VWAV or its assets are bound; (c) violate any applicable law, rule, regulation, order, judgment, or decree of any Governmental Authority applicable to VWAV; or (d) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except as required under applicable federal or state securities laws.

Section 5.5. SEC Filings; No Material Non-Public Information. VWAV has timely filed (or furnished) all required documents with the SEC required to be filed or furnished (the “VWAV SEC Documents”), and all such VWAV SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act, and the rules and regulations of the SEC thereunder. VWAV does not possess any material non-public information relating to VWAV that has not been disclosed to DFNS prior to the execution of this Agreement that would reasonably be expected to affect DFNS’s decision to enter into this Agreement.

Section 5.6. Nasdaq Listing; Compliance. VWAV common stock is listed on Nasdaq and VWAV is in compliance in all material respects with Nasdaq’s continued listing standards and the applicable Nasdaq Marketplace Rules. VWAV shall promptly prepare and submit to Nasdaq any required notifications or filings in connection with the issuance of the VWAV Exchange Shares.

Section 5.7. No Brokers. VWAV has not engaged any investment banker, broker, finder, or financial advisor in connection with the transactions contemplated by this Agreement, and VWAV shall be solely responsible for any fees, commissions, or compensation owed to any such Person engaged by VWAV.

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Section 5.8. Investment Representation. VWAV is acquiring the DFNS Exchange Shares for its own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof in violation of any applicable securities laws. VWAV is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. VWAV acknowledges that the DFNS Exchange Shares are Restricted Shares and may not be resold or transferred absent an effective registration statement or an exemption from registration under the Securities Act.

Section 5.9. No Material Adverse Effect. Since the date of the most recent audited financial statements included in the VWAV SEC Documents, there has been no event, occurrence, or development that has had, or would reasonably be expected to have, a Material Adverse Effect on VWAV.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1. Mutual Conditions. The obligations of each Party to consummate the Closing are subject to the satisfaction (or written waiver by both Parties) of the following conditions:

(a)	No order, injunction, judgment, or decree of any Governmental Authority shall be in effect prohibiting or enjoining the consummation of the transactions contemplated hereby, and no applicable law shall have been enacted, entered, promulgated, enforced, or made applicable that prohibits, restricts, or makes illegal the consummation of the transactions contemplated hereby;

(b)	All required Nasdaq notifications and filings in connection with the issuance of the Exchange Shares shall have been submitted and any required waiting or review period shall have expired or been waived; and

(c)	All required authorizations, approvals, and consents of any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained.

Section 6.2. Conditions to DFNS’s Obligations. The obligations of DFNS to consummate the Closing are also subject to the satisfaction (or written waiver by DFNS) of each of the following conditions:

(a)	The representations and warranties of VWAV set forth in Article V shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as if made on and as of such dates (except that representations and warranties that are made as of a specified date shall be true and correct in all material respects as of such specified date);

(b)	VWAV shall have performed and complied in all material respects with all covenants, obligations, and agreements required to be performed or complied with by VWAV under this Agreement at or prior to the Closing; and

(c)	DFNS shall have received the deliverables set forth in Section 3.3.

Section 6.3. Conditions to VWAV’s Obligations. The obligations of VWAV to consummate the Closing are also subject to the satisfaction (or written waiver by VWAV) of each of the following conditions:

(a)	The representations and warranties of DFNS set forth in Article IV shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as if made on and as of such dates (except that representations and warranties that are made as of a specified date shall be true and correct in all material respects as of such specified date);

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(b)	DFNS shall have performed and complied in all material respects with all covenants, obligations, and agreements required to be performed or complied with by DFNS under this Agreement at or prior to the Closing; and

(c)	VWAV shall have received the deliverables set forth in Section 3.2.

ARTICLE VII

COVENANTS

Section 7.1. Public Disclosure. Neither Party shall issue any press release or make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (not to be unreasonably withheld, conditioned, or delayed), except: (a) to the extent required by applicable law, rule, or regulation (including rules and regulations of the SEC and Nasdaq), in which case the disclosing Party shall provide the other Party with reasonable prior notice and a reasonable opportunity to review and comment on the proposed disclosure; and (b) as necessary to fulfill each Party’s reporting obligations under the Securities Exchange Act, including the timely filing of any required Current Report on Form 8-K.

Section 7.2. SEC Reporting. Each Party shall be responsible for complying with its own obligations under the Securities Exchange Act in connection with the transactions contemplated hereby, including: (a) the timely filing of any required Current Report on Form 8-K and any required Schedule 13D or Schedule 13G or amendments thereto, as applicable; and (b) any required disclosures in its periodic reports filed with the SEC.

Section 7.3. Nasdaq Notifications. Each Party shall use commercially reasonable efforts to promptly submit to Nasdaq all notifications, filings, and applications required in connection with the listing of the Exchange Shares it issues pursuant to this Agreement and shall use commercially reasonable efforts to obtain any required approvals from Nasdaq.

Section 7.4. Transfer Agent Instructions. Promptly following the execution of this Agreement, each Party shall deliver irrevocable written instructions to its Transfer Agent authorizing and directing the Transfer Agent to issue and record the applicable Exchange Shares as set forth herein, subject to the Closing conditions set forth in Article VI.

Section 7.5. Further Assurances. Each Party shall, and shall cause its respective Affiliates to, execute and deliver, at the reasonable request of the other Party, such additional documents, instruments, and agreements, and shall take such further actions as may be reasonably required to consummate the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

Section 7.6. Holding Period; Rule 144 Compliance. Each Party, in its capacity as a holder of the other Party’s Exchange Shares, shall comply with all applicable requirements under Rule 144 and other applicable securities laws in connection with any proposed resale or transfer of such Exchange Shares following the expiration of any applicable holding period.

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Section 7.7. No Short Sales. From the date of this Agreement through the date that is ninety (90) days following the Closing Date, each Party agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly effect, or enter into any agreement or understanding to effect, any short sale (as defined in Rule 200 of Regulation SHO) of the other Party’s securities.

Section 7.8. Lock-Up. Each Party, as holder of the other Party’s Exchange Shares, agrees that, during the period commencing on the Closing Date and ending on the date that is one hundred eighty (180) days thereafter, such Party shall not, without the prior written consent of the other Party, offer, sell, pledge, transfer, assign, or otherwise dispose of, or enter into any agreement to do any of the foregoing with respect to, any of the Exchange Shares received by such Party pursuant to this Agreement; provided, however, that the foregoing restriction shall not apply to any transfer by a Party to an Affiliate of such Party that agrees in writing to be bound by the restrictions contained in this Section 7.8.

ARTICLE VIII

TERMINATION

Section 8.1. Termination Events. This Agreement may be terminated at any time prior to the Closing:

(a)	by mutual written consent of both Parties;

(b)	by either Party, upon written notice to the other Party, if (i) the Closing shall not have occurred on or before sixty (60) days following the Effective Date (the “Outside Date”), unless such failure to close is primarily the result of the terminating Party’s breach of this Agreement; or (ii) any Governmental Authority shall have issued a final and non-appealable order, injunction, or decree prohibiting the consummation of the transactions contemplated hereby;

(c)	by DFNS, upon written notice to VWAV, if VWAV shall have breached or failed to perform any of its representations, warranties, covenants, or agreements set forth in this Agreement, which breach or failure (i) would result in a failure of any condition set forth in Section 6.2 and (ii) cannot be or has not been cured within twenty (20) Business Days after delivery of written notice from DFNS identifying such breach; or

(d)	by VWAV, upon written notice to DFNS, if DFNS shall have breached or failed to perform any of its representations, warranties, covenants, or agreements set forth in this Agreement, which breach or failure (i) would result in a failure of any condition set forth in Section 6.3 and (ii) cannot be or has not been cured within twenty (20) Business Days after delivery of written notice from VWAV identifying such breach.

Section 8.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no further force or effect, and none of the Parties (or their respective directors, officers, employees, representatives, or Affiliates) shall have any liability or further obligation to the other Party under this Agreement; provided, however, that (a) no termination shall relieve any Party from liability for any willful breach of this Agreement, and (b) Sections 8.2, 9.1, 9.6, 9.7, 9.9, 9.10, 9.11, and 9.12 shall survive any termination of this Agreement.

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ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months; provided that the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 5.1, 5.2, and 5.3 (the “Fundamental Representations”) shall survive until the applicable statute of limitations. The covenants and agreements of the Parties set forth in this Agreement shall survive the Closing in accordance with their respective terms.

Section 9.2. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed given if: (a) delivered personally; (b) sent by nationally recognized overnight courier (with written confirmation of receipt); (c) sent by certified or registered mail, return receipt requested, postage prepaid; or (d) sent by e-mail (with confirmation of receipt by the intended recipient, other than by auto-reply). All notices shall be addressed to the Parties at the following addresses or such other addresses as a Party may designate by notice hereunder:

If to DFNS:

T3 Defense Inc.

500 Seventh Avenue, 8th Floor

New York, New York 10018

Attn: Chief Executive Officer

Email: menny@t3defense.com

If to VWAV:

VisionWave Holdings, Inc.

300 Delaware Ave, Suite 210, #310

Wilmington, Delaware 19801

Attn: Chief Executive Officer

Email: ddavis@vwav.inc

Section 9.3. Entire Agreement. This Agreement (together with all Schedules hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations, and warranties (whether written or oral) between the Parties with respect to the subject matter hereof.

Section 9.4. Amendments; Waivers. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by authorized representatives of each of the Parties. No waiver of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the waiving Party. No waiver by any Party of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default, and no waiver shall affect the other terms of this Agreement.

Section 9.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, legal representatives, successors, and permitted assigns. Neither Party may assign, transfer, or delegate any of its rights, obligations, or interests under this Agreement without the prior written consent of the other Party, provided that either Party may assign its rights hereunder to an Affiliate without such consent, so long as the assigning Party remains primarily liable for the performance of its obligations hereunder.

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Section 9.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles.

Section 9.7. Dispute Resolution; Jurisdiction. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be brought exclusively in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, then in the U.S. District Court for the District of Delaware). Each Party hereby irrevocably submits to the personal jurisdiction of such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in such courts.

Section 9.8. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.9. Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which they may be entitled, without the necessity of proving actual damages or posting a bond or other security.

Section 9.10. Severability. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable term or provision were not contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 9.11. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures (including PDF and DocuSign or similar electronic signature platform) shall be deemed original signatures and shall be binding to the same extent as original ink signatures.

Section 9.12. No Third-Party Beneficiaries. This Agreement is entered into for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.13. Independent Counsel. Each Party acknowledges that it has had the opportunity to seek, and has been advised by, independent legal counsel of its choosing in connection with the negotiation and execution of this Agreement, and that neither Party has been required to rely on any representation of the other Party’s counsel.

Section 9.14. Expenses. Except as otherwise expressly set forth in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.15. Privileged Communications. The Parties acknowledge that, to the extent privileged communications exist between either Party and its legal counsel relating to the transactions contemplated by this Agreement, such privilege belongs to such Party and shall not be waived by reason of the consummation of the transactions contemplated hereby.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Share Exchange and Swap Agreement to be executed as of the Effective Date first written above.

T3 DEFENSE INC. (Nasdaq: DFNS)		VISIONWAVE HOLDINGS, INC. (Nasdaq: VWAV)

By:	/s/ Menachem (Menny) Shalom	By:	/s/ Douglas Davis
Name:	Menachem (Menny) Shalom	Name:	Douglas Davis
Title:	Chief Executive Officer and Chairman	Title:	Chief Executive Officer
Date:	May 17, 2026	Date:	May 17, 2026

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SCHEDULE A

SUMMARY OF SHARE EXCHANGE TERMS

Parameter	DFNS (Issuer)	VWAV (Issuer)
Reference Price	$0.443 / share	$5.590 / share
Price Date	May 15, 2026 (Nasdaq close)	May 15, 2026 (Nasdaq close)
Shares Outstanding (DFNS)	54,270,525	—
% Issued	9.99%	Equivalent dollar value
New Shares Issued	6,000,000	475,492
Aggregate Exchange Value	$2.658,000	$2,658,000
Share Type	Restricted (Rule 144)	Restricted (Rule 144)
Registration Rights	None	None
Lock-Up Period	180 days from Closing	180 days from Closing
No-Short-Sale Period	90 days from Closing	90 days from Closing

Notes:

1.	All share counts are rounded to the nearest whole share; no fractional shares will be issued.
2.	The DFNS shares outstanding figure (54,270,525) is confirmed with DFNS’s Transfer Agent.
3.	Reference prices reflect the most recently confirmed Nasdaq closing prices as of the date of this Agreement .
4.	This Schedule is for reference only and is subject in all respects to the terms and conditions of the Agreement.

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